United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 7, 2018

CANNAE HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

1-38300

(Commission File Number)

Delaware	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1701 Village Center Circle

Las Vegas, Nevada 89134

(Addresses of Principal Executive Offices)

(702) 323-7330

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

Margin Loan Agreement and Guaranty Agreement

On November 7, 2018 (the “Signing Date”), Cannae Funding, LLC (the “Borrower”), an indirect wholly-owned special purpose subsidiary of Cannae Holdings, Inc. (the “Company”), entered into a Margin Loan Agreement (the “Loan Agreement”) with the lenders party thereto (each, a “Lender”), Credit Suisse AG, Cayman Islands Branch, as the administrative agent (in such capacity, the “Administrative Agent”), and Credit Suisse Securities (USA) LLC, as the calculation agent thereunder, and the Company concurrently entered into a Guaranty (the “Guaranty Agreement”) in favor of the Administrative Agent for the benefit of each of the Lenders pro rata to their loan commitments, pursuant to which the Company absolutely, unconditionally and irrevocably guaranteed all of the Borrower’s obligations under the Loan Agreement for a period of up to one year after the conditions to the effectiveness of the Loan Agreement have been met.

Under the Loan Agreement, the Borrower may borrow up to $300 million in term loans. The term loans mature on the 36-month anniversary of the Signing Date.  All outstanding amounts under the Loan Agreement bear interest quarterly at a rate per annum equal to a three-month LIBOR rate plus an applicable margin.  If adequate and reasonable means do not or will not exist for ascertaining LIBOR, the Borrower and Administrative Agent may establish an alternate rate of interest for LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest.  Interest will be payable in kind unless the Borrower elects to pay interest in cash.  The amount of interest that may be deferred is subject to a cumulative cap over the term of the loans.  The Borrower will pay a commitment fee on the undrawn portion of the $300 million until the term loans are fully drawn.

The Borrower’s obligations under the Loan Agreement will be secured by a first priority lien on 25,000,000 shares of common stock, par value $0.01 per share (the “Ceridian Common Stock”), of Ceridian HCM Holding Inc. (“Ceridian”), which the Company will contribute to the Borrower prior to any draws being made on the Loan Agreement.  The Loan Agreement requires the Borrower to maintain a certain loan to value ratio (based on the value of Ceridian Common Stock). In the event that this ratio is not maintained, the Borrower must post additional cash collateral under the Loan Agreement and/or elect to repay a portion of the term loans thereunder.

The Loan Agreement provides that Borrower may prepay the term loans under the Loan Agreement at any time, subject to certain notice requirements and a prepayment premium under certain conditions if Borrower prepays all or any portion of such loans prior to the 18-month anniversary of the Signing Date.  In addition, the Loan Agreement requires the repayment of all or a portion of the term loans made thereunder upon the occurrence of certain events customary for financings of this nature, including other events relating to the price, liquidity or value of Ceridian Common Stock, certain events or extraordinary transactions related to Ceridian and certain events related to Borrower or the Company.

The Loan Agreement contains customary representations and warranties, covenants and events of default for financings of this nature, including the occurrence of the following events of default (and subject to customary cure periods and materiality thresholds):

•                  failure to pay principal, interest or other amounts due under the Loan Agreement (including fees and margin calls);

•                  default under other agreements governing material indebtedness by the Borrower or the Company;

•                  failure to observe covenants or other agreements in the Loan Agreement or inaccuracy of representations or warranties under the Loan Agreement;

•                  insolvency and related occurrences or events of insolvency;

•                  failure of enforceability or invalidity of the Loan Agreement or any other loan documents related thereto or the effectiveness of the liens created under such loan documents;

•                  failure to create a valid and perfected first priority lien in the collateral; and

•                  judgments entered above certain thresholds.

Upon the occurrence and during the continuance of an event of default, any lender may declare the term loans due and payable, exercise remedies with respect to the collateral and demand payment from Borrower of the obligations under the Loan Agreement then due and payable.

During the period in which the Guaranty Agreement is enforceable (such period, the “Enforceability Period”), the Company will be liable for all obligations payable by the Borrower under the Loan Agreement and the pledge and security agreement entered into in connection therewith. Such obligation would extend to amounts that would be payable by the Borrower under the Loan Agreement and related agreements giving rise to such obligations but for the fact that they are unenforceable or not allowable due to the bankruptcy, reorganization or similar proceeding involving the Borrower.  Accordingly, although interest is expected to be deferred during the Enforceability Period and principal is scheduled to be payable at maturity, were the payment of interest and principal to be accelerated during the Enforceability Period, including following the occurrence of an event of default under the Loan Agreement, the outstanding principal amount of the term loans plus accrued and unpaid interest thereon would be payable by the Company.  In addition, any other amounts payable by the Borrower to the lenders under the Loan Agreement during the Enforceability Period would be payable by the Company.  For example, any cash collateral that would need to be posted, as described above, would be an obligation of the Company during the Enforceability Period.

The foregoing descriptions of the Loan Agreement and the Guaranty Agreement are not complete and are subject to, and qualified in their entirety by, reference to the full text of the Loan Agreement and the Guaranty Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.02.                Results of Operations and Financial Condition.

On November 8, 2018, the Company issued an earnings release announcing its financial results for the Third Quarter of 2018. The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

A copy of the Cannae Holdings earnings release is attached as Exhibit 99.1.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the disclosure set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.                Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1

Margin Loan Agreement, dated as of November 7, 2018, among Cannae Funding, LLC, as Borrower, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and Credit Suisse Securities (USA) LLC, as calculation agent.

10.2	Guarantee Agreement, dated as of November 7, 2018, of Cannae Holdings, Inc.

99.1	Press release announcing Cannae Holdings Third Quarter 2018 Earnings

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.

Date: November 8, 2018	By:	/s/ Richard L. Cox
		Name:	Richard L. Cox
		Title:	Chief Financial Officer